Seasons Series Trust
Series 7
Large Cap Growth
Q. 14 - Screen #8 - Affiliated Broker/Dealer Supplement
As Of 03/31/2010


Name: RESTAMOVE IRELAND LIMITED
File: 8-000000
Name: TRADEWEB LLC
File: 8-49994